Exhibit 99.1

PJT Partners Inc. Reports Second Quarter and Six Months 2025 Results

Second Quarter Overview

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Record Second Quarter Revenues, Pretax Income and EPS
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Revenues of $407 million, an increase of 13% from a year ago
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GAAP Pretax Income of $76 million and Adjusted Pretax Income of $80 million, increases of 19% and 22%, respectively, from a year ago
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GAAP Diluted EPS of $1.21 and Adjusted EPS of $1.54, increases of 14% and 29%, respectively, from a year ago

Six Months Overview

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Record First Half Revenues, Pretax Income and EPS
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Revenues of $731 million, an increase of 6% from a year ago
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GAAP Pretax Income of $129 million and Adjusted Pretax Income of $136 million, increases of 9% and 13%, respectively, from a year ago
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GAAP Diluted EPS of $3.21 and Adjusted EPS of $2.59, increases of 40% and 19%, respectively, from a year ago

Capital Management and Balance Sheet

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Repurchased 2.1 million shares and share equivalents through June 30, 2025
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Second Quarter Cash, Cash equivalents and Short-term investments of $318 million and no funded debt

Paul J. Taubman, Chairman and Chief Executive Officer, said, "Our firm delivered record setting second quarter and first half results. We continue to invest for the long term as we build a firm grounded in excellence, integrity, and an unwavering commitment to client service. As before, we remain highly confident in our future growth prospects."

New York, July 29, 2025: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the second quarter and six months ended June 30, 2025.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
	(Dollars in Millions)
Revenues
Advisory Fees	$354.5	$307.1	15%	$636.7	$595.8	7%
Placement Fees	43.2	46.9	(8%)	79.3	81.4	(3%)
Interest Income & Other	9.1	6.2	47%	15.5	12.4	24%
Total Revenues	$406.9	$360.2	13%	$731.4	$689.6	6%

Three Months Ended

The increase in Advisory Revenues was principally due to an increase in strategic advisory revenues.

The decrease in Placement Revenues was due to a decrease in fund placement revenues.

The increase in Interest Income & Other was principally due to an increase in the fair market value of certain equity securities received as part of transaction compensation.

Six Months Ended

The increase in Advisory Revenues was principally due to an increase in strategic advisory revenues.

The decrease in Placement Revenues was due to a decrease in fund placement revenues.

The increase in Interest Income & Other was principally due to an increase in the fair market value of certain equity securities received as part of transaction compensation.

Expenses

The following tables set forth information relating to the Company’s expenses for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,
	2025		2024
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$276.8	$274.7	$250.3	$250.3
% of Revenues	68.0%	67.5%	69.5%	69.5%
Non-Compensation	$53.6	$52.1	$45.5	$44.1
% of Revenues	13.2%	12.8%	12.6%	12.3%
Total Expenses	$330.4	$326.8	$295.8	$294.5
% of Revenues	81.2%	80.3%	82.1%	81.8%
Pretax Income	$76.5	$80.1	$64.4	$65.7
% of Revenues	18.8%	19.7%	17.9%	18.2%

	Six Months Ended June 30,
	2025		2024
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$498.0	$493.8	$479.3	$479.3
% of Revenues	68.1%	67.5%	69.5%	69.5%
Non-Compensation	$104.4	$101.5	$92.0	$89.4
% of Revenues	14.3%	13.9%	13.3%	13.0%
Total Expenses	$602.4	$595.2	$571.3	$568.6
% of Revenues	82.4%	81.4%	82.8%	82.5%
Pretax Income	$129.1	$136.2	$118.3	$120.9
% of Revenues	17.6%	18.6%	17.2%	17.5%

Compensation and Benefits Expense

Three Months Ended

GAAP Compensation and Benefits Expense was $277 million for the current quarter compared with $250 million in the prior year. Adjusted Compensation and Benefits Expense was $275 million compared with $250 million in the prior year. The increase in Compensation and Benefits Expense was driven by higher revenues compared with prior year, partially offset by a lower accrual rate.

Six Months Ended

GAAP Compensation and Benefits Expense was $498 million compared with $479 million in the prior year. Adjusted Compensation and Benefits Expense was $494 million compared with $479 million in the prior year. The increase in Compensation and Benefits Expense was driven by higher revenues compared with prior year, partially offset by a lower accrual rate.

Non-Compensation Expense

Three Months Ended

GAAP Non-Compensation Expense was $54 million for the current quarter compared with $45 million in the prior year. Adjusted Non-Compensation Expense was $52 million for the current quarter compared with $44 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Occupancy and Related and Travel and Related expenses. Occupancy and Related increased principally due to the expansion of our London and New York offices. Travel and Related increased principally due to increased business development activity and higher cost of travel.

Six Months Ended

GAAP Non-Compensation Expense was $104 million compared with $92 million in the prior year. Adjusted Non-Compensation Expense was $101 million compared with $89 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Occupancy and Related and Travel and Related expenses. Occupancy and Related increased principally due to the expansion of our London and New York offices. Travel and Related increased principally due to increased business development activity and higher cost of travel.

Provision for Taxes

As of June 30, 2025, the Company owned 61.5% of PJT Partners Holdings LP. The Company is subject to U.S. federal and state corporate income tax while PJT Partners Holdings LP and its operating subsidiaries are subject to certain state, local and foreign income taxes. Refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended June 30, 2025 and 2024 was 19.7% and 17.7%, respectively. The effective tax rate for GAAP Net Income for the six months ended June 30, 2025 and 2024 was -5.1% and 10.1%, respectively.

The effective tax rate for Adjusted Net Income, If-Converted for the six months ended June 30, 2025 was 16.5% compared with 20.6% for full year 2024.

Capital Management and Balance Sheet

As of June 30, 2025, the Company held Cash, Cash equivalents and Short-term investments of $318 million and had no funded debt.

During the second quarter 2025, the Company repurchased 469 thousand shares of Class A common stock in the open market, exchanged 171 thousand Partnership Units for cash and net share settled 2 thousand shares of Class A common stock to satisfy employee tax obligations.

During the second quarter 2025, the Company repurchased a total of 642 thousand shares and share equivalents at an average price of $136.43 per share. During the six months ended June 30, 2025, the Company repurchased 2.1 million shares and share equivalents at an average price of $154.63 per share.

As of June 30, 2025, the Company's remaining repurchase authorization was $87 million.

The Company intends to repurchase 186 thousand Partnership Units for cash on August 5, 2025 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on July 31, 2025.

Dividend

The Board of Directors of the Company has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on September 17, 2025 to Class A common stockholders of record as of September 3, 2025.

Quarterly Investor Call Details

PJT Partners will host a conference call on July 29, 2025 at 8:30 a.m. ET to discuss its second quarter and six months ended June 30, 2025 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (800) 274-8461 (U.S. domestic) or +1 (203) 518-9814 (international), passcode PJTP2Q25. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier, global, advisory-focused investment bank that was built from the ground up to be different. Our highly experienced, collaborative teams provide independent advice coupled with old-world, high-touch client service. This ethos has allowed us to attract some of the very best talent in the markets in which we operate. We deliver leading advice to many of the world's most consequential companies, effect some of the most transformative transactions and restructurings and raise billions of dollars of capital around the globe to support startups and more established companies. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyber attacks, security vulnerabilities and internet disruptions, including breaches of data security and privacy leaks, data loss and business interruptions; (c) failures of our computer systems or communication systems, including as a result of a catastrophic event and the use of remote environments; (d) the impact of catastrophic events, including business disruptions, pandemics, reductions in employment and an increase in business failures on (1) the U.S. and the global economy and (2) our employees and our ability to provide services to our clients and respond to their needs; (e) the failure of third-party service providers to perform their functions; and (f) volatility in the political and economic environment, including as a result of inflation, changes to international trade policies, elevated interest rates and geopolitical and military conflicts.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent additional performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the impact of: (a) acquisition-related compensation expense; (b) acquisition-related intangible asset amortization; and (c) the net change to the amount the Company has agreed to pay Blackstone Inc. (our "former Parent") related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding Partnership Units in prior year periods that had yet to satisfy certain market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including, but not limited to, the tax benefits of acquisition-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Advisory Fees	$354,521	$307,082	$636,708	$595,763
Placement Fees	43,219	46,873	79,250	81,362
Interest Income and Other	9,144	6,226	15,457	12,449
Total Revenues	406,884	360,181	731,415	689,574
Expenses
Compensation and Benefits	276,834	250,326	497,976	479,254
Occupancy and Related	14,865	12,107	28,773	24,268
Travel and Related	11,445	9,055	22,608	18,156
Professional Fees	9,065	8,780	16,436	17,129
Communications and Information Services(1)	9,716	8,577	18,876	16,437
Depreciation and Amortization	3,282	3,112	6,494	6,610
Other Expenses(1)	5,198	3,825	11,195	9,418
Total Expenses	330,405	295,782	602,358	571,272
Income Before Provision (Benefit) for Taxes	76,479	64,399	129,057	118,302
Provision (Benefit) for Taxes	15,041	11,368	(6,544)	11,899
Net Income	61,438	53,031	135,601	106,403
Net Income Attributable to Non-Controlling Interests	28,538	24,715	48,685	45,464
Net Income Attributable to PJT Partners Inc.	$32,900	$28,316	$86,916	$60,939
Net Income Per Share of Class A Common Stock
Basic	$1.27	$1.12	$3.38	$2.39
Diluted	$1.21	$1.06	$3.21	$2.29
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,835,812	25,376,186	25,681,563	25,533,358
Diluted	43,440,009	43,091,718	43,951,488	43,427,605

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP Compensation and Benefits Expense	$276,834	$250,326	$497,976	$479,254
Acquisition-Related Compensation Expense(2)	(2,132)	—	(4,216)	—
Adjusted Compensation and Benefits Expense	$274,702	$250,326	$493,760	$479,254
GAAP Non-Compensation Expense	$53,571	$45,456	$104,382	$92,018
Amortization of Intangible Assets(3)	(1,437)	(1,230)	(2,874)	(2,460)
Spin-Off-Related Payable(4)	(22)	(90)	(48)	(181)
Adjusted Non-Compensation Expense	$52,112	$44,136	$101,460	$89,377

GAAP Pretax Income	$76,479	$64,399	$129,057	$118,302
Acquisition-Related Compensation Expense(2)	2,132	—	4,216	—
Amortization of Intangible Assets(3)	1,437	1,230	2,874	2,460
Spin-Off-Related Payable(4)	22	90	48	181
Adjusted Pretax Income	$80,070	$65,719	$136,195	$120,943
GAAP Provision (Benefit) for Taxes	$15,041	$11,368	$(6,544)	$11,899
Non-GAAP Tax Adjustments	(1,830)	3,090	29,016	14,708
Adjusted If-Converted Taxes(5)	$13,211	$14,458	$22,472	$26,607

GAAP Net Income	$61,438	$53,031	$135,601	$106,403
Acquisition-Related Compensation Expense(2)	2,132	—	4,216	—
Amortization of Intangible Assets(3)	1,437	1,230	2,874	2,460
Spin-Off-Related Payable(4)	22	90	48	181
Add: GAAP Provision (Benefit) for Taxes	15,041	11,368	(6,544)	11,899
Less: Adjusted If-Converted Taxes(5)	(13,211)	(14,458)	(22,472)	(26,607)
Adjusted Net Income, If-Converted	$66,859	$51,261	$113,723	$94,336

Adjusted Net Income, If-Converted Per Share	$1.54	$1.19	$2.59	$2.17
Weighted-Average Shares Outstanding, If-Converted	43,440,009	43,037,141	43,951,488	43,387,129

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and six months ended June 30, 2025 and 2024 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units (excluding Partnership Units in prior year periods that had yet to satisfy certain market conditions) and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	25,835,812	25,376,186	25,681,563	25,533,358
Dilutive Impact of Unvested RSUs(6)	2,275,124	2,191,919	2,828,065	2,334,946
Dilutive Impact of Partnership Units(7)	15,329,073	15,523,613	15,441,860	15,559,301
Diluted Shares Outstanding, GAAP	43,440,009	43,091,718	43,951,488	43,427,605

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	25,835,812	25,376,186	25,681,563	25,533,358
Unvested RSUs(6)	2,275,124	2,191,919	2,828,065	2,334,946
Partnership Units(8)	15,329,073	15,469,036	15,441,860	15,518,825
If-Converted Shares Outstanding	43,440,009	43,037,141	43,951,488	43,387,129

	As of June 30,
	2025	2024
Fully-Diluted Shares Outstanding(9)	45,937,559	46,084,911

Footnotes

(1)
Certain balances in prior periods have been reclassified to conform to their current presentation. For the three and six months ended June 30, 2024, this resulted in a reclassification of $3.3 million and $6.4 million, respectively, from Other Expenses to Communications and Information Services. There was no impact on either U.S. GAAP EPS or Adjusted EPS as a result of the reclassification.
(2)
This adjustment adds back to GAAP Pretax Income acquisition-related compensation expense for equity-based awards granted in connection with the acquisition of deNovo Partners on October 1, 2024.
(3)
This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with the acquisition of PJT Capital LP on October 1, 2015, the acquisition of CamberView on October 1, 2018, and the acquisition of deNovo Partners on October 1, 2024.
(4)
This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay our former Parent related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.
(5)
Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units in prior year periods that had yet to satisfy market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including, but not limited to, the tax benefits of acquisition-related compensation expense and amortization expense.
(6)
Represents the dilutive impact under the treasury method of unvested RSUs that have a remaining service requirement.
(7)
Represents the number of shares assuming the conversion of vested Partnership Units, the dilutive impact of unvested Partnership Units with a remaining service requirement, and the dilutive impact of Partnership Units that achieved certain market conditions as if those conditions were achieved as of the beginning of the reporting period.
(8)
Represents the number of shares assuming the conversion of all Partnership Units, including Partnership Units that achieved certain market conditions as of the date those conditions were achieved.
(9)
Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock.

Note: Amounts presented in tables above may not add or recalculate due to rounding.